SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2015

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On April 21, 2015, the French, Italian and Swedish national competition authorities (the NCAs) announced that they have accepted commitments offered by Booking.com B.V. in connection with investigations of Booking.com’s parity provisions in its contractual arrangements with accommodation providers. Booking.com had first offered commitments to the NCAs in December 2014; those commitments were subject to a “market test” - or public comment period - which expired at the end of January 2015. The commitments have now been revised by Booking.com and the NCAs following the market test.
Under the revised commitments, Booking.com will replace its existing price parity agreements with accommodation providers - sometimes also referred to as “most favored nation” or “MFN” provisions - with “narrow” price parity agreements. Under the “narrow” price parity agreement, subject to certain exceptions, an accommodation provider will still be required to offer the same or better rates on Booking.com as it offers to a consumer directly, but it will no longer be required to offer the same or better rates on Booking.com as it offers to other on-line travel companies. The revised commitments will also allow an accommodation provider to, among other things, offer different terms and conditions (e.g., free WIFI) and availability to consumers that book with on-line travel companies that offer lower rates of commission or other benefits, offer lower rates to consumers that book through off-line channels and continue to discount through, among other things, accommodation loyalty programs, as long as those rates are not published or marketed online. The revised commitments apply to accommodations in France, Italy and Sweden. The foregoing description is a summary only and is qualified in its entirety by reference to the commitments published by the NCAs on April 21, 2015.
Booking.com intends to implement these commitments throughout the European Economic Area and is working with all other European NCAs towards this objective. Booking.com is hopeful that the commitments agreed to in France, Italy and Sweden will pave the way for an industry wide solution to the on-going investigations across Europe. The Company is currently unable to predict with certainty the impact the commitments in France, Italy and Sweden will have on the on-going investigations in other European countries, in particular in Germany where competition authorities have alleged that any parity requirements, “narrow” or otherwise, are anti-competitive, or how the Company’s business may be affected by the revised commitments once implemented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.
By:	/s/ Peter J. Millones
Name:	Peter J. Millones
Title:	Executive Vice President and General Counsel

Date: April 21, 2015